CHASE MANHATTAN AUTO GRANTOR TRUST
SERIES 1996-B
STATEMENT TO CERTIFICATEHOLDERS

PERIOD  18                                              PAGE    # 1
DETERMINATION:  10-Mar-98                               Beginning       2/1/98
DISTRIBUTION:   16-Mar-98                               Ending          2/28/98
TIME:   3/13/98 9:38


                        CLASS A 6.61% ASSET BACKED CERTIFICATES
                        CLASS B 6.76% ASSET BACKED CERTIFICATES



        ORIG PRINCIPAL     BEG PRINCIPAL    PRINCIPAL       INTEREST        TOTAL               END PRINCIPAL
CLASS   BALANCE            BALANCE          DISTRIBUTION    DISTRIBUTION    DISTRIBUTION        BALANCE
A       $1,478,422,107.71  $822,416,330.63  $32,924,924.81  $4,530,143.29   $37,455,068.10      $789,491,405.82
B          $45,725,000.00   $25,435,893.12   $1,018,310.12    $143,288.86    $1,161,598.98       $24,417,583.00


TOTALS  $1,524,147,107.71  $847,852,223.75  $33,943,234.93  $4,673,432.15   $38,616,667.08      $813,908,988.82









                            FACTOR   INFORMATION   PER   $1,000


        PRINCIPAL       INTEREST        END PRINCIPAL
CLASS   DISTRIBUTION    DISTRIBUTION    BALANCE
A       22.27031417     3.06417448      534.00946976
B       22.27031427     3.13370935      534.00946966

Totals  22.27031417     3.06626055      534.00946976





                IF THERE ARE ANY QUESTIONS OR COMMENTS, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW




                                           KIM COSTA
                                          THE CHASE MANHATTAN BANK - ASPG
                                          450 WEST 33RD STREET, 15TH FLOOR
                                          NEW YORK, NEW YORK 10001
                                          (212) 946-3247







(C) COPYRIGHT 1998, CHASE MANHATTAN BANK

CHASE MANHATTAN AUTO GRANTOR TRUST
STATEMENT TO CERTIFICATEHOLDERS

PERIOD  18                                                      PAGE        # 2
DETERMINATION:  10-Mar-98                                 Beginning       2/1/98
DISTRIBUTION:   16-Mar-98                                Ending          2/28/98
TIME:   3/13/98 9:38






                                                                       per $1000
Section 5.8 (iii)       Servicing Fee                   $706,543.52    .46356649




Class   Principal       Interest        Total           Prin (per $1000/orig)   Int (per $1000/orig)    Total (per $1000/orig)
A       $32,924,924.81  $4,530,143.29   $37,455,068.10     22.27031417             3.06417448               25.33448864
B        $1,018,310.12    $143,288.86    $1,161,598.98     22.27031427             3.13370935               25.40402362


Total   $33,943,234.93  $4,673,432.15   $38,616,667.08     22.27031417             3.06626055               25.33657472



Section 5.8 (v)         Pool Balance at the end of the Collection Period                        $813,908,988.82


Section 5.8 (vi)        Aggregate Net Losses for Collection Period                                  $622,486.44


Section 5.8 (vii)       Carryover Shortfall for Collection Period
                        Class A Interest                0.00
                        Class B Interest                0.00
                        Class A Principal               0.00
                        Class B Principal               0.00
                        TOTAL                           0.00


Section 5.8 (viii)      Reserve Account Balance after Disbursement                               $26,452,042.14



Section 5.8 (ix)        Specified Reserve Account Balance                                        $26,452,042.14



Section 5.8 (x)         Repurchase Amounts for Repurchased Receivables
                        Seller                  $0.00
                        Servicer                $0.00
                        TOTAL                   $0.00



Section 5.8 (xi)        Advance Summary for Collection Period
                        Unreimbursed Advances for Period                                $4,529,606.25
                        Unreimbursed Advances for Previous Period                       $4,283,850.49
                        Change from Previous Period                                       $245,755.76

                        Reimbursed Advance from Collections                               $972,125.36
                        Reimbursed Advance from Liquidation Proceeds                       $33,858.97
                        Reimbursed Advance from Reserve Account Withdrawals                     $0.00




(C) COPYRIGHT 1998, CHASE MANHATTAN BANK